UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

CENTRAL FEDERAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-7979

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 19, 2011, the purpose of which was to consider and vote upon the individual matters as described below. The results of the voting were as follows:

1. The term of two of the Company’s five directors expired at the meeting. Each director was re-elected by the stockholders for a three-year term expiring at the annual meeting in 2014. Results of the voting were as follows:

Nominee	For	Vote Withheld	Broker Non-votes
William R. Downing	1,783,728	187,832	1,467,843
Gerry W. Grace	1,785,228	186,332	1,467,843

2. The approval of a non-binding advisory vote on the compensation of executives as disclosed in the proxy statement.

			Broker
For	Against	Abstain	Non-votes

1,734,564	220,796	16,200	1,467,843

3. Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

For	Against	Abstain
3,183,368	246,154	9,881

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

At 10:00 AM on Thursday, May 19, 2011, Jerry F. Whitmer, Chairman of the Board of Directors and Eloise L. Mackus, Chief Executive Officer made a presentation at the Annual Meeting of stockholders of Central Federal Corporation at the Fairlawn Country Club in Fairlawn, Ohio. The presentation included slides which are attached as exhibit 99 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99	Copies of slides used in a presentation at the Annual Meeting of stockholders of Central Federal Corporation at the Fairlawn Country Club in Fairlawn, Ohio at 10:00 AM on Thursday, May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: May 20, 2011	By: /s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer